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                                                                    Exhibit 99.1

                             LIFECODES CORPORATION

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
                    FOR THE SPECIAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON DECEMBER 5, 2001

   Walter O. Fredericks, Dean E. Fenton and Joseph I. Bishop, and each of them, as the true and lawful attorneys, agents and proxies of the undersigned, with full power of substitution, are hereby authorized to represent and to vote all shares of Common Stock, Class A Redeemable Preferred Stock or Class B Redeemable Preferred Stock, or Series A Convertible Preference Stock of Lifecodes Corporation held of record by the undersigned on November 2, 2001, at the Special Meeting of Stockholders to be held at 10:00 a.m. local time on Wednesday, December 5, 2001, at the offices of Lifecodes Corporation, 550 West Avenue, Stamford, Connecticut, and at any adjournments thereof. Any and all proxies heretofore given are hereby revoked.

   WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DESIGNATED BY THE UNDERSIGNED. IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED FOR PROPOSAL NO. 1.

1. Proposal No. 1- The merger of a wholly-owned subsidiary of Orchid BioSciences, Inc. with and into Lifecodes Corporation, pursuant to which Lifecodes Corporation will become a wholly-owned subsidiary of Orchid BioSciences, Inc., all as set forth in the Amended and Restated Agreement and Plan of Merger by and among Orchid BioSciences, Inc., Persia Merger Sub, Inc., and Lifecodes Corporation, dated as of November 5, 2001 as described in the attached proxy statement-prospectus:

   [_] FOR

   [_] AGAINST

   [_] ABSTAIN

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)
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   Discretionary authority is hereby granted with respect to such other matters as may properly come before the meeting.

IMPORTANT: Please sign exactly as name appears below. Each joint owner should sign. Executors, administrators, trustees, etc. should give full title as such. If signor is a corporation, please give full corporate name by duly authorized officer. If a partnership or limited liability company, please sign in partnership or limited liability company name by authorized person.

   Dated            , 2001

                                          ---------------------------------
                                          Signature

                                          ---------------------------------
                                          Signature if held jointly

   The above-signed acknowledges receipt of the Notice of Special Meeting of Stockholders.

  PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.